UNARMED COMBATANT PROMOTIONAL AGREEMENT

This Unarmed Combatant Promotional Agreement ("Agreement") is made and entered as of the date that this Agreement is executed by Fighter ("Effective Date") and is made and entered into by and between Pro Elite Inc., (herein after “Pro Elite”) and ______________, Lender, and Frank Juarez Shamrock, (hereinafter, collectively and/or individually as applicable, "Fighter"). This Agreement shall define, set forth and control the parties’ relationship and all parameters relating thereto. If prior to the execution of this Agreement, a Letter of Understanding/Intent or another agreement was entered into and executed by and between Fighter and Pro Elite Fighter acknowledges and understands that the terms set forth in such previously executed agreement shall remain in full force and effect, and Fighter shall be contractually bound and obligated to perform in accordance with the terms set forth therein. Upon the execution of this Agreement, the terms, conditions and rights set forth in this Agreement shall fully define, set forth and control the parties’ relationship, and all other terms and agreements by and between Fighter and Pro Elite shall be void, unless specifically referred to herein or set forth in a subsequent writing signed by Pro Elite and Fighter.

RECITALS

WHEREAS, Pro Elite is in the business of creating, developing and promoting mixed martial arts, boxing, martial arts, and unarmed combatant fighting events and competitions both domestically and throughout the world under the trade names of Pro Elite and/or other names that Pro Elite shall create or use. As part of its business, Pro Elite desires to enter into this Agreement with Fighter to be the exclusive promoter for Fighter's bouts for the period of time and under certain terms as set forth herein. Additionally, Fighter by and through this Agreement hereby grants certain ancillary or other rights to Pro Elite in perpetuity as set forth herein;

WHEREAS, Fighter represents that he is a professional mixed martial arts fighter, boxer or martial artists who desires to enter into this Agreement with Pro Elite for the purpose of Pro Elite being Fighter’s exclusive promoter for Fighter's future bouts for a period of time and certain terms as set forth herein. Additionally, Fighter hereby grants certain and specific ancillary or other rights to Pro Elite in perpetuity. If by way of this Agreement, Pro Elite and Fighter are not entering into an “exclusive” promoter relationship, then attached hereto as Exhibit A are the terms and conditions relating to the non-exclusive nature of the parties agreement relating thereto; and

WHEREAS, Pro Elite by and through its authorized representative, and Fighter hereby declare, admit and accept that they are of free will and are fully capable and able to enter into this Agreement and that they are entering into this Agreement on their own free will, without force or duress, to create a legally cognizable and binding relationship as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the agreements and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pro Elite and Fighter agree as follows:

INCORPORATION OF RECITALS

1. The recitals set forth above are hereby incorporated herein as though set forth in full by this reference.

FIGHTER’S GRANT OF RIGHTS TO PRO ELITE

2. Fighter hereby grants to Pro Elite the exclusive (as defined and set forth above) worldwide right to promote, secure, arrange, coordinate, create, and offer any and all mixed martial arts, martial arts, or unarmed combatant contests (individually, "Bout," and collectively, "Bouts") to be engaged in by Fighter during the Term of this Agreement and any extensions thereto. Such rights shall constitute and be defined and understood as the "Promotional Rights" granted to Pro Elite.

3. Fighter hereby grants to Pro Elite the unrestricted worldwide right to exploit and use to the fullest extent possible any and all content, data, and information and any and all property rights and intellectual property rights prepared, conceived, developed, manifested in tangible or intangible form, or created by and through this Agreement with Fighter or Fighter’s Representatives, as well as any and all other property rights associated with Pro Elite Pro Elite events, or Pro Elite’s affiliates of Fighter or Fighter’ Representatives which shall include the unrestricted right to fully exploit, use, profit, disseminate, display, reproduce, print, publish, edit, and make any other uses of Fighter’s names, images, likenesses, voices, personas, signatures, and/or any and all information of or relating thereto (collectively defined as "Fighter’s Identity"), and shall include all persons associated or affiliated with Fighter as it relates to Fighter’s purpose and relationship with Pro Elite or Pro Elite’s affiliates as set forth herein, as well as all activities and events of Pro Elite. Such rights shall constitute and be defined and understood as the "Ancillary Rights" granted to Pro Elite.
(Language added in paragraph 5)

4. The Promotional Rights and Ancillary Rights or other rights shall be Pro Elite’s sole and exclusive tangible or intangible property, as such property may exist, in perpetuity and throughout the world, and Pro Elite shall hold such rights and property free and clear from any and all claims of right or interest of Fighter, or anyone or any entity claiming through Fighter, and such Right is not affected or diminished by the relationship between Fighter and Pro Elite being non-exclusive. The only permitted and allowable exceptions hereto shall be set forth in a writing signed by an authorized representative of Pro Elite which describes in full detail any such exception. The rights granted herein by Fighter may be and are referred to collectively and understood as "rights" or “other rights” of Pro Elite and include, but are not limited to, the following:

a. The right to all event income, revenue, or fees which shall include, but are not limited to, venue fees, live event gate receipts, event fees, event income, advertising fees, and sponsorship fees. The right to exploit all forms of radio, television, and electronic media, which may be live, in real time, or delayed transmission and shown or displayed via interactive means, in home or theater, pay-per-view, satellite, closed circuit, cable, subscription, antenna, or other means of transferring such information or data, as well as via telephone, wireless means, cellular phones, computer, cds, cd-rom, dvd, any and all internet applications, film, and tape for exhibition in any and all media formats including, but not limited to, video and audio cassettes, disks, dvds, video, and computer applications and the right to all income, fees or revenue generated therefrom.

b. The right to use and exploit Fighter’s relationship with Pro Elite the activities thereof, the Bouts, activities pertaining to the Bouts, or other activities or events of Fighter with Pro Elite including, but not limited to, interviews, press conferences, weigh-ins, any behind-the-scenes coverage of Fighter, and Fighter’s Bouts which shall include pre and post-fight interviews and press conferences and any parts thereof, for any and all commercial or non-commercial exploitative purposes and uses by Pro Elite;

c. Pro Elite shall have the right to fully or partially exploit, sell, assign, license, sublicense, use or otherwise dispose of or disseminate any and all of the rights granted herein and to permit, authorize, grant a license to, and grant the right to exercise any of the Pro Elite rights in Pro Elite’s sole and absolute discretion to any affiliate or third party for commercial or non-commercial exploitative purposes and uses. Pro Elite shall have the right to do all things necessary for the full and complete exploitation, usage, and exercise of these rights. Pro Elite shall have the absolute right to assign, license, or transfer any or all of the rights granted to it hereunder without fighter’s consent or approval, however, Pro Elite must obtain fighter’s consent, which cannot be unreasonably withheld, to assign, license, or transfer Pro Elite’s right to promote any bout of fighter.

d. Pro Elite shall have all rights, title, and interests in and to any and all information, data, content, recordings, that are recorded or stored in whatever means, such as, film, tape, digital formats, or other means of information, data, or content storage used including, without limitation, all television, radio, internet, or other broadcast or dissemination means used by Pro Elite or its affiliates of the Pro Elite brand, the Bouts, the Bout Events, or other information, data, content, or recordings of Fighter. Pro Elite shall secure in Pro Elite’s name or in the name of its affiliate, as designated by Pro Elite all copyright, trademark, and other legally cognizable protection to the fullest extent available for the benefit, exploitation, ownership, and use of Pro Elite;

e. Pro Elite shall have the unrestricted worldwide right to exploit, use, edit, disseminate, display, reproduce, and publish in any media or medium such rights for the purpose of advertising, promotion, publicity, merchandising and exploitation of the Pro Elite brand, the Bouts, the Bout events, including the use of the identity of Fighter such commercial activities;

f. Pro Elite shall have the unrestricted worldwide right to exploit, use, display, reproduce, publish, and make any other uses of Fighter’s Identity in connection with the development, manufacturing, distribution, and/or sale of any and all electronic devices, video games, computer games, arcade games, hand held video games, cds, cd-roms, dvds, internet applications, wireless, video and audio applications, as well as clothing, apparel, photographs, publishing media, souvenirs, games or any kind, toys of any kind, or commercial merchandise, and any and all other similar type products, including the all packaging elements associate with such products; and

g. The exclusive and unrestricted right to exploit and use the Fighter’s Identity as it relates to and involves the Pro Elite brand or the brand of its affiliate companies for Pro Elite’s business activities, as well as the business activities of any networks, stations, sponsors and other users that Pro Elite engages for its business activities and for any business or commercial purpose of Pro Elite or one of its affiliates as Pro Elite determines in its sole and absolute discretion.

h. The exclusive and unrestricted right to include Fighter and/or create for Fighter an internet website and domain name(s) for the use on the internet and the right to utilize and own such internet website and domain name(s) in connection with the Fighter and the Pro Elite brand, during the Term of this Agreement and any extension thereto, without restriction and in whatever way Pro Elite elects. Pro Elite is under no obligation to register in any way Fighter’s domain names. Notwithstanding the aforementioned right granted to Pro Elite Fighter can and may maintain his own website unrelated to the Pro Elite. Notwithstanding the rights granted herein, Pro Elite does not have the right to utilize www.frankshamrock.com as that website already belongs to Fighter.

i. Pro Elite shall have the rights and interests in any musical or theatrical elements that Pro Elite creates, conceives, provides for Fighter’s use for his appearances, which are different from prior Fighter appearances and unrelated to Pro Elite as set forth herein, and such musical and theatrical elements will be owned solely and exclusively by Company.

5. Upon the termination of this Agreement or the expiration of the Term of this Agreement or any extension thereof, or any acceleration by Pro Elite as allowed and provided in this Agreement, it is understood and accepted by Fighter that such termination, expiration, or acceleration of this Agreement shall not and will not affect or terminate the Ancillary Rights or other rights granted by any provision of this Agreement as they shall survive any such termination, expiration or acceleration. Notwithstanding the terms and conditions set forth herein, it is understood and agreed by and between Pro Elite and Fighter that Fighter shall retain all property rights, interests and rights in the matters set forth in exhibit B and Pro Elite that have any interest or rights thereto.

PRO ELITE’S PROMOTION

6. Each Bout promoted by Pro Elite for Fighter shall be a mixed martial arts, boxing, or martial arts contest in the form of a one-on-one unarmed combat between Fighter and an opponent to be determined and designated by Pro Elite The unarmed combat, the Bout or event, shall be conducted in accordance with and pursuant to the rules and regulations of the athletic commission, the governing body, or the official authority having jurisdiction over the Bout or event (hereinafter to be understood as the "Athletic Commission"). Both Fighter and Pro Elite shall fully comply with and be bound by the rules and regulations of the Athletic Commission. For each Bout for which Fighter shall participate as an unarmed combatant under this Agreement, such Bout will be in Fighter’s weight class, unless the Bout Agreement or a separate writing executed by the parties states otherwise.

7. Pro Elite shall promote and Fighter shall participate in the minimum number of Bouts as set forth in this Agreement or any extensions thereto. Pro Elite will have complied with its obligations to promote a Bout for Fighter if Pro Elite presents an offer to Fighter to promote a Bout in accordance with the terms set forth herein and Fighter rejects the offer or refuses to participate in the Bout.

8. If Pro Elite’s event is cancelled or postponed for any reason whatsoever and such event includes Fighter’s Bout, then the failure of Fighter’s Bout to not take place due to such cancellation or postponement shall not be deemed a breach or non-performance by Pro Elite Pro Elite shall use its best efforts to reschedule the cancelled or postponed Bout and the Term of this Agreement shall, at Pro Elite ‘s sole discretion and election, be extended by the number of days equal to the number of days between the originally scheduled date for the Bout and the date on which the rescheduled Bout occurs. Pro Elite shall not be liable for Fighter's Bout Purse associated with the Bout or any other purses, or expenses, or obligations incurred by Fighter or any of Fighter’s agents, representatives, employees or affiliates in preparation for or relating to the Bout. Should such cancellation occur, Pro Elite will notify fighter of the rescheduled date, no less than sixty (60) days before the event.

9. All of Fighter’s Bouts shall be on the dates and at the sites determined and designated by Pro Elite in its sole and absolute discretion.

EXCLUSIVITY

10. Should Pro Elite have the exclusive right to promote all of Fighter's bouts, then Fighter shall not participate in or render his services as a professional fighter or unarmed combatant or in any other professional capacity to any other mixed martial art, martial art, professional wrestling, or any other fighting competition or exhibition, except as expressly permitted by this Agreement and allowed for by Pro Elite in writing.
Frank is providing addendum.

11. If during the term of this Agreement or any extension thereof, Fighter is offered or solicited to participate as a fighter or unarmed combatant by another promoter, Fighter shall inform and notify Pro Elite of the full terms and conditions of such offer or solicitation in writing and, subject to the written consent of Pro Elite which may be granted or withheld in Pro Elite‘s sole and absolute discretion, Fighter may continue to negotiate with other promoter. Once Pro Elite is fully informed in writing of all terms and conditions of the offer to Fighter of such other event/bout and the event/bout does not conflict with Pro Elite’s events/bouts for which the Fighter may participate, and the other event/bout is scheduled for and shall takes place on a date which is greater than sixty (60) days before Pro Elite’s next event/bout or more than sixty (60) days after any Pro Elite event/bout, Pro Elite may at its sole and absolute discretion allow Fighter to participate therein. If Fighter is given permission by Pro Elite or is allowed to participate in a bout promoted by another promoter and the terms accepted by Fighter from the other promoter are less than those set forth in this Agreement or any extension thereto, then Pro Elite shall have the full and absolute right to revise the terms herein to be consistent with the lesser terms of the other promoter.

12. Notwithstanding any confidentiality between the other promoter and Fighter relating to their agreement, a full and correct copy of any offer or solicitation for any other bout shall be furnished to and approved by Pro Elite prior to giving its permission to Fighter and prior to Fighter’s execution thereof. If such permission is granted by Pro Elite in its sole and absolute discretion, then a fully executed copy of any such agreement must be provided to Pro Elite within five (5) days of execution by Fighter and the other promoter. Notwithstanding Pro Elite’s permission, Fighter shall not, during the Term of this Agreement, grant promotional or other rights which conflict with the rights granted by Fighter hereto. Fighter expressly agrees that this Agreement shall be automatically extended for an additional one hundred and twenty (120) days for each non- Pro Elite promoted bout that Fighter participates in, and any reference to the Term herein shall be automatically extended to include any such extension(s).

TERM

13. The term of this Agreement ("Term") shall commence on December 1, 2006, and continue there from for a term of three (3) years, expiring on November 30, 2009. During said Term, Fighter shall participate in a minimum of two (2) bouts, per year, promoted by Pro Elite, for three (3) years. Fighter agrees and accepts that he shall participate as an unarmed combatant in Pro Elite’s February 10, 2007, event.

14. Fighter understands and agrees that the Term of this Agreement shall be continued and extended for any length of time that the Fighter is unable or unwilling to participate as an unarmed combatant and such continuances and extensions shall include, but are not limited to, any time period when the Fighter is: disabled, sick, or injured; jailed or is incarcerated; Fighter has been suspended or his ability to participate in a Bout has been revoked by an Athletic Commission; his ability to travel is restricted by a recognized governmental agency; Fighter has been called to military duty or other form of civic duty; or Fighter refuses to prepare for or participate in a Bout for any reason.

15. Fighter acknowledges and accepts that Pro Elite shall not be deemed in default of this Agreement to the extent that performance of its obligations under this Agreement are delayed or prevented by reason of any act of God, fire, natural disaster, war, riots, labor strike or labor difficulties, terrorist activities, power failure, unforeseeable acts, acts constituting force majeure, or by reason of any governmental or Athletic Commission enactment of a regulation or order precluding or preventing Pro Elite from undertaking its obligations under this Agreement. If there is an occurrence of a force majeure event or other bona fide action, Pro Elite may elect, in its sole discretion, to suspend this Agreement for a period of time equal to the duration of the act or occurrence. Fighter acknowledges and accepts that no compensation shall be paid or become due to Fighter during such suspended period, which shall, at Pro Elite’s sole and absolute discretion, extend the Term of this Agreement.

COMPENSATION

16. Fighter acknowledges and accepts the compensation schedule set forth below for Fighter’s participation as an unarmed combatant in a Pro Elite promoted Bout. Compensation to Fighter shall take the form of a Fighter’s Purse, only, in the amounts as set forth below:

a. For the Pro Elite Bout’s for which Fighter participates as an unarmed combatant in Year 1 of 3, Fighter’s Purse shall be Two Hundred Thousand Dollars (US $200,000), less all permissible or required deductions and withholding.

b. For the Pro Elite Bout’s for which Fighter participates as an unarmed combatant in Year 2 of 3, Fighter’s Purse shall be Three Hundred Thousand Dollars (US $300,000), less all permissible or required deductions and withholding.

c. For the Pro Elite Bout’s for which Fighter participates as an unarmed combatant in Year 3 of 3, Fighter’s Purse shall be Four Hundred Thousand Dollars (US $400,000), less all permissible or required deductions and withholding.

17. Fighter's Purse shall be paid by Pro Elite or an agent or representative of Pro Elite within twenty-four (24) hours of Fighter’s completion of his participation as an unarmed combatant in each Bout. If Fighter tests positive for any banned or controlled substance as defined or established by the Athletic Commission in a pre or post-fight drug test, then payment of Fighter’s Purse purses will be subject to the discretion of Pro Elite in compliance with the recommendations or rules of the Athletic Commission. If Pro Elite is aware of, is informed of or believes that Fighter’s compensation is subject to any domestic or foreign deductions or withholdings requirements, whatever they may legally be, which may or can obligate Pro Elite for payment if not made by Fighter, then Fighter’s compensation owed by Pro Elite may be or will be offset and such deductions and withholdings, which will be held in Pro Elite’s account until such time that the matter is satisfactorily resolved in writing.

18. Fighter acknowledges that Fighter’s Purse and the incidentals provided to Fighter as set forth in this Agreement shall be the sole and only form of compensation due to or owed to Fighter by Pro Elite for Fighter’s performance as an unarmed combatant in a Bout promoted by Pro Elite.

19. Should, for whatever reason, Fighter’s Purse capable of being earned during an extension term or Option Period, not be set forth in this Agreement, it is hereby agreed by and between Pro Elite and Fighter that said amounts will be and shall be negotiated in good faith between the parties and such omission will not affect or void this Agreement or any extension thereof. Fighter expressly acknowledges and accepts that such potential amounts are reasonably quantifiable and definite because each such Fighter’s Purse shall, at a minimum, be no less than the Fighter’s last Bout Purse paid to Fighter by Pro Elite.

INCIDENTALS

20. In addition to Fighter’s compensation, as set forth herein, Fighter shall be entitled to the following incidentals or, if different or agreed to in writing by Pro Elite those incidentals set forth in the individual Bout Agreement ("Incidentals").

a. For each of Fighter’s Bouts that are non-championship or title bouts which Fighter participates as an unarmed combatant, Pro Elite shall provide Fighter with five (5) hotel or motel rooms, with one being a suite, if available and the others being a regular room, and one (1) one business class ticket and three (3) round-trip economy class airline tickets from Fighter's residence to the site of the Bout for use by Fighter and three (3) of Fighter's representatives, who shall include, but are not limited to, managers, agents, trainers, seconds, sparring partners and other persons associated with Fighter who are connected with the Fighter’s Bout (“Fighter’s Representatives”); and

b. For all of Fighter’s Bouts hereunder, Fighter shall arrive and check into the hotel or motel provided to Fighter on the arrival commencement date specified in the Bout Agreement, which may be up to seven (7) days prior to the date of the Bout ("Arrival Date"), and shall depart from and check-out of the hotel or motel provided by Pro Elite on the day following the Bout and at a time prior to the check-out time designated by the hotel or motel ("Departure Date"). Fighter and Fighter’s Representatives shall present a valid credit card for all expenses charged or incurred beyond the cost of the room and Pro Elite shall not be and is not responsible for any other charges made; and .

c. From the Arrival Date through the Departure Date, Fighter and one (1) of Fighter’s Representatives shall each be provided with either Fifty Dollars (US $50.00) cash per day for meals or, at Pro Elite’s discretion, meal vouchers for three (3) meals per day; and

d. For each Pro Elite Bout that Fighter participates as an unarmed combatant, Fighter shall also be provided with twenty (20) general admission tickets, four (4) reserved seating tickets, four (4) tickets for seats located within the first five (5) rows of the stage, cage, or ring.

f. Other than the compensation and the specified incidentals set forth herein, Fighter and Fighter’s Representatives shall not receive other benefits, charges, expenses, or other incidentals of any kind. Further, Fighter and Fighter’s Representatives shall not be entitled to receive compensation in lieu of any unused or undesired Incidental set forth herein, and Fighter and Fighter’s Representatives must provide a personal credit card upon check-in to the hotel or motel for which they shall be assigned.

FURTHER ASSURANCES AND COOPERATION

21. For each Bout, the parties shall execute and comply with the terms of a Bout Agreement ("Bout Agreement"), the standard fighter contract required by the Athletic Commission ("Standard Fighter Contract"), and any other contract required to be executed by law, the terms of which shall be consistent with the terms of this Agreement. To the extent of any conflict between the terms of this Agreement and the Bout Agreement with respect to a specific Bout, the Bout Agreement shall control.

22. If necessary to effectuate the purpose of any the terms and conditions of this Agreement or any extensions thereof, Fighter shall and will cooperate with Pro Elite and execute any and all additional documents, writings or agreements necessary for such purpose including, but not limited to, Bout Agreements, Fighter Contracts, or any other document required by Pro Elite the Athletic Commission, any relevant governmental authority, or governing body who has jurisdiction over any Bout. Fighter shall not act or act or fail to take any action which that would frustrate the purposes of this Agreement and the Rights granted thereby.

23. Fighter shall maintain his eligibility to participate as an unarmed combatant and shall keep in good standing and current any license or other requirements necessary to participate as an unarmed combatant in any Pro Elite event and Pro Elite Bout for which Fighter is to participate as an unarmed combatant. Fighter shall not and will not use any illegal drugs or banned substances including, but not limited to, banned steroids, marijuana, cocaine, methamphetamine, or any other banned drug or substance set forth in the Athletic Commissions rules and regulations ("Controlled Substance"). If Fighter tests positive for any Controlled Substance in any pre-Bout or post-Bout drug test by the Athletic Commission, then Fighter will have violated this Agreement or any extension thereof and will be subject to a suspension by Pro Elite for the duration of the suspension imposed by the Athletic Commission and fighter shall forfeit the ability to participate as an unarmed combatant in one bout promoted by Pro Elite, to be determined by Pro Elite and will be subject to the holdings of and penalties imposed by the appropriate Athletic Commission.

24. Fighter acknowledges and accepts the responsibility of performing all necessary requirements and obligations imposed on Fighter by way of this Agreement, the Bout Agreement or the rules and regulations of the Athletic Commission or any relevant governmental authority or governing body who has jurisdiction over any Bout to ensure Fighter’s participation and performance as an unarmed combatant in a Bout. Fighter acknowledges and accepts that it is Fighter’s sole obligation and responsibility for obtaining all necessary documentation or to comply with any and all rules and regulations or licensing requirements for Fighter or Fighter’s Representatives to lawfully participate in all Bouts. In this regard, Fighter shall provide Pro Elite with true and correct copies of all such documentation no less than thirty (30) days prior to any Bout for which Fighter will be participating as an unarmed combatant. Fighter’s failure to obtain and/or provide such documentation and compliance shall allow Pro Elite at its sole and absolute discretion, to do as follows: (a) to undertake the task of obtaining the required documentation or compliance and charge Fighter for the costs and expenses incurred by deducting such costs and expenses from Fighter’s Bout Purse; (b) cancel Fighter’s participation in the Bout for which Fighter was to provide such documentation and compliance, with Fighter forfeiting any rights to any compensation or incidentals due to Fighter for his participation in said Bout, and allow Pro Elite to extend the Term of this Agreement for a period of not more than six (6) months; or (c) accelerate the Term of this Agreement and terminate Pro Elite’s promotional relationship with Fighter.

25. Fighter acknowledges and accepts that Fighter shall pay for and complete a full physical and medical examination and undergo necessary testing by a medical doctor or health care professional as a means to receive full clearance to participate in a Bout as an unarmed combatant. Such testing shall include testing for harmful and contagious diseases, or ailments or conditions that may affect Fighter’s physical or mental abilities including, but not limited, to the following tests or types of testing: hepatitis A, B and C, HIV, blood type, urinalysis with drug screening, EKG, CT SCAN, MRI, ophthalmologic exam, and such other testing that Pro Elite the Athletic Commission, any relevant governmental authority, or governing body who has jurisdiction over any Bout may require. Such testing shall occur and be accomplished in accordance with the time frame set forth by the Athletic Commission with written notice thereof to Pro Elite within three (3) days upon receipt to Fighter or, upon Pro Elite’s request, thirty (30) days before the scheduled date of the Bout and the results authorizing formal clearance to participate as an unarmed combatant provided to Pro Elite no later than fifteen (15) days before the Bout. The results of such testing shall be free and clear of any restrictions on Fighter’s physical or mental condition and abilities. Any falsification or alteration of such tests, tests results, and clearances will be considered and construed by Pro Elite as a material breach of this Agreement and can and may subject Fighter to civil lawsuit and criminal penalties.

26. Fighter shall cooperate and assist Pro Elite in any and all advertising, publicity, and promotion of Fighter’s Bouts, or any and all broadcast or rebroadcast of Fighter’s Bouts in any form of media, such as, but not limited to, television, ppv, internet, or other electronic or digital means to disseminate such content, as well as other Pro Elite bouts or events, other Pro Elite marketing, advertising, publicity, or promotions including the marketing, advertising, publicity, promotion, sale and distribution of Pro Elite events, ppv, internet ppv, merchandise, or other Pro Elite products. Fighter shall fully and in good faith cooperate with Pro Elite or with its business affiliates in making personal, recorded, or taped appearances at a reasonable number of Bout Events, press conferences, interviews, and other promotional activities of Pro Elite which may or may not be broadcast, televised, or disseminated. Such participation by Fighter shall be without additional compensation, however, Pro Elite shall arrange for and pay for Fighter’s necessary travel expenses and hotel accommodations, and provide Fighter with a $100 cash per day food expense. As set forth more fully herein, all such advertising, publicity and promotion as described in this Agreement shall be and is the sole and exclusive property of Pro Elite. Notwithstanding the terms set forth in this paragraph, if Fighter is fully training for his participation as an unarmed combatant in a Pro Elite promoted bout, then Fighter and Pro Elite shall make all reasonable attempts to effectuate the purpose of this paragraph.

27. Fighter shall obtain and shall cooperate and assist Pro Elite in obtaining and arranging for Pro Elite to have the “non-exclusive” right to use video or audio clip recordings of any prior bout content of Fighter, such as, any non-Pro Elite bout which Fighter was a participant and to the extent that Fighter has or can obtain such rights thereto for Pro Elite’s usage for the purpose of publicizing Pro Elite, Fighter and/or the Bout. Such rights should be without encumbrances or restrictions on usage by Pro Elite.

28. Prior to any Bout, Fighter will in fact obtain in writing all necessary rights, clearances, licenses, permissions, or use rights, and will have paid any and all fees, relating to the depiction, display, use and appearance of any creative expression, clothing apparel, sportswear and equipment including, but not limited to, trunks, robes, shoes, shirts, or any other part of the Fighter’s wardrobe or ensemble, which will be displayed in any form or manner whatsoever, such as, wording, phrases, symbols, pictures, designs, print or any other means, such as the trademarks, service marks, brand identities, copyrights, personal rights, property rights, names, voices, and likenesses of any and all persons, businesses, or entities which will be or are displayed or exhibited by Fighter or any of Fighter’s Representatives at any Pre-Bout Event, Bout, or Post-Bout Event of Pro Elite. In this regard, Fighter will transfer of all said rights described herein to Pro Elite or its business affiliates, and warrants that the exercise of the rights granted herein will not infringe or violate any rights or property interests of any third party including, but not limited to, trademark, service mark, brands identities, copyrights, personal rights, property rights, contract rights, or any other legally cognizable rights of any third party.

PROPERTY RIGHTS

29. By way of this Agreement and any extensions thereto, and as set forth herein, Pro Elite owns any and all property rights and intellectual property rights prepared, conceived, developed, manifested in tangible or intangible form, or created by and through this Agreement with Fighter or Fighter’s Representatives, as well as any and all other property rights associated with Pro Elite Pro Elite events, or Pro Elite’s business through its affiliates with Fighter. Such ownership by Pro Elite shall be free and clear of any other person or entity, unless a specific exception hereto is set forth in writing and is signed by Pro Elite Fighter relinquishes as such rights and interests, and Fighter shall not use or utilize, or authorize or approve of any use or utilization of any of Pro Elite’s property or intellectual property rights or other property rights including, but not limited to, the names and marks associated with Pro Elite Pro Elite bouts, and Pro Elite events and any and all logos, pictures or other representations or depictions of Pro Elite’s intellectual property or property rights without first obtaining Pro Elite’s written consent and approval, which can and may be withheld by Pro Elite and in Pro Elite’s sole and absolute discretion. Additionally, Fighter shall not utilize the intellectual property rights or other property rights of any of Pro Elite’s sponsors or Pro Elite’s subsidiaries and affiliates associated with Pro Elite Pro Elite events or its business operations without first obtaining Pro Elite’s written consent and approval. Notwithstanding the rights set forth herein, it is understood and agreed by and between Pro Elite and Fighter that Fighter shall retain all property rights, interests and rights in the matters set forth in exhibit B and Pro Elite that have any interest or rights thereto. (Frank to provide addendum)

30. By way of this Agreement and any extensions thereto, and as set forth in other sections herein, Pro Elite owns any and all property rights and intellectual property rights in and to any and all advertising, publicity, and promotion of Fighter, of Fighter’s Bouts, or any and all broadcast or rebroadcast of Fighter’s Bouts in any form of media, such as, but not limited to, television, ppv, internet, or other electronic or digital means to disseminate such content, as well as other Pro Elite bouts or events, other Pro Elite marketing, advertising, publicity, or promotions including the marketing, advertising, publicity, promotion, sale and distribution of Pro Elite events, ppv, internet ppv, merchandise, or other Pro Elite products.

SPONSORSHIP AND COMMERCIAL IDENTIFICATION

31. Fighter shall submit to Pro Elite for its approval, the name, identity, logo or other identifying element of a sponsor of Fighter. Pro Elite reserves the right to preclude any of Fighter’s sponsor for cause, such as, the sponsor conflicts with or is in competition with Pro Elite’s or any of Pro Elite’s sponsors or the sponsorship will cause injury to the reputation of Pro Elite or Pro Elite’s sponsors and/or their respective officers and owners or will impugn the identity of Pro Elite or any of Pro Elite’s sponsors. Should Fighter attempt to display or display any name, identity, logo or other identifying element of a sponsor that has not been pre-approved in writing by Pro Elite or its affiliates, Pro Elite may deem such an act a breach of this Agreement. If possible, Pro Elite in its sole and absolute discretion, shall cause Fighter to immediately remove such unauthorized element, have Fighter seek immediate approval and release of the right to display and use such element, or remove Fighter from participating in the Bout. If Pro Elite determines that one of Fighter’s sponsors are impermissible and cannot be displayed in association with Fighter during his participation as an unarmed combatant in a Pro Elite promoted bout, which shall include weigh-ins and post bout coverage and events, because of a conflict with one of Pro Elite’s sponsors, then Pro Elite will reimburse Fighter for their verifiable loss income relating to these sponsorships for the bout.
Frank to provide addendum with agreements. .

32. Fighter covenants and agrees to accept Pro Elite’s or its affiliate’s limitations or restrictions relating to wording, symbols, pictures, designs, names or other advertising or informational material which, according to the person or entity broadcasting, reproducing, televising, or disseminating, in whatever means now or then existing, Pro Elite’s events or Pro Elite’s activities involving Fighter, and if such are volatile of Pro Elite’s or such other person’s or entity’s rules or regulations, any monies or other form of compensation lost by Fighter will not be collectible or due from Pro Elite or any of its affiliates.

CONDUCT OF FIGHTER AND FIGHTER’S REPRESENTATIVES

33. Fighter and Fighter’s Representatives shall maintain a high standard of sportsmanship and conduct themselves in a professional and sportsman like manner prior to, during, and following each Bout or each Pro Elite event which they are present. Fighter and Fighter’s Representatives shall conduct themselves in manner considered to be within commonly accepted standards of decent behavior and will not conduct themselves in a manner volatile of commonly accepted social standards, or in manner that is considered lewd, rude, or reprehensible. Fighter and Fighter’s Representatives shall not commit any act or become involved in any situation or occurrence that is illegal of volatile of any local penal code. Fighter and Fighter’s Representatives shall not make any statement which will reflect negatively upon Fighter and Fighter’s Representatives or subjects them to scandal, ridicule, or disdain and to impugn Fighter or Fighter's Representatives, and shall not make any statement which will reflect negatively upon Pro Elite or its business affiliates or subjects them to scandal, ridicule, or disdain, or impugns Pro Elite or its business affiliates or any of their respective officers, managers, members, employees, or agents. Fighter and Fighter’s Representatives shall not act in a manner as to be so offensive as to shock or offend the public or any organized group therein, or reflect unfavorably upon Pro Elite or any of Pro Elite’s business affiliates.

34. Fighter and Fighter’s Representatives shall not allow, sanction, authorize, accept, or be involved with any advertising material or publicity materials that contain language, content, or material which is considered to be obscene, libelous, slanderous or defamatory, or will not violate or infringe upon, or give rise to any adverse claim with respect to, any common-law right or any other legal cognizable rights including, but not limited to, trademark, service mark, copyright (literary, dramatic, music or motion picture right), right of privacy or publicity, or contract rights.

INJURY OR RETIREMENT

35. If Fighter at any time during the Term of this Agreement or any extension thereto, is offered by Pro Elite a Bout for Fighter to participate as an unarmed combatant and Fighter rejects such offer or refuses to participate in such a Bout or attempts to cancel or postpone such Bout on the basis of an alleged injury or other medical or physical condition or disability, Pro Elite shall be entitled to have the Fighter immediately examined, within twenty-four (24) hours of receipt of such notice, by a medical doctor selected and paid for by Pro Elite.

36. If Fighter at any time during the Term of this Agreement or any extension thereto, claims to be injured or permanently or partially disabled, in any capacity, Pro Elite may, at its election and sole discretion, for each injury or disability claimed by Fighter do: (i) extend the Term of this Agreement or any extension thereto, for the period of such claimed injury or disability or for a period of six (6) months, whichever is longer; or (ii) provide Fighter with notice of an Acceleration of the Agreement and terminate the obligations of Pro Elite to offer Fighter Bouts as an unarmed combatant, while retaining all Ancillary or other rights granted to Pro Elite hereunder.

37. If Fighter at any time during the Term of this Agreement or any extension thereto, decides to retire from performing as an unarmed combatant, mixed martial artists, boxer, martial artist, or professional fighting, then Pro Elite may, at its sole and absolute discretion: (i) suspend the Term of this Agreement or any extensions thereto, for the period of such proclaimed retirement by Fighter; (ii) declare that Pro Elite cannot satisfy its obligation to promote future Bouts of Fighter by Pro Elite and not be obligated to Fighter for any compensation or incidentals of any kind; or (iii) elect to provide Fighter with notice of an Acceleration and terminate the obligations of Pro Elite to offer Fighter bouts as an unarmed combatant, while retaining all Ancillary or other rights granted to Pro Elite hereunder. Should Fighter revoke or end his “retired” status, then Pro Elite shall have the right to enforce its Right of First Refusal or Right of First Negotiation as set forth herein.

ACCELERATION/TERMINATION

38. If any of the following occur: (a) Fighter fails to or refuses to engage in the minimum number of Bouts set forth in this Agreement and offered to Fighter by Pro Elite; (b) Fighter or any of Fighter's Representative breach, violate or are in default of any provision of this Agreement or any subsequent agreement or Bout Agreement entered into between Fighter and Pro Elite; (c) Fighter’s representations or warranties set forth or contained herein were falsely made or are no longer true and correct; or (d) Fighter is found to have taken or tests positive for a Controlled Substance or banned substance by an Athletic Commission or Fighter's license to participate in bouts is suspended or revoked by an Athletic Commission, then Pro Elite upon written and served notice to Fighter, shall have the right, in its sole and absolute discretion, to accelerate the Term of this Agreement and any extensions thereto, and thereby terminate Pro Elite’s promotional and other obligations set forth hereunder or under any Bout Agreement, then in effect with Fighter, and to terminate Fighter's participation in any future Pro Elite Bout, with Acceleration effective as of the date of the service of written notice of the Acceleration to Fighter. Pro Elite has sole and absolute discretion to withdraw recognition from Fighter of any title or status bestowed upon Fighter by Pro Elite.

39. If Pro Elite elects to accelerate the Term of this Agreement or any extension thereof, Pro Elite shall be without further liability or obligation to Fighter, except for the payment of any Fighter's Bout Purse or Win Bonus that may be outstanding and owing, less any allowable offset or holdback. Should Pro Elite elect, in its sole and absolute discretion, to accelerate the Term of this Agreement or any extension thereof, such acceleration shall not sever, terminate, or end any of the Ancillary Rights or other rights granted to Pro Elite under this Agreement or any extension thereof, or any other agreement entered into by and between Pro Elite and Fighter, which shall remain in full force and effect.

40. Fighter acknowledges that his services as a professional unarmed combatant and the Ancillary and other rights granted to Pro Elite herein are special, unique, extraordinary, and irreplaceable giving them peculiar value, and that in the event of Fighter's breach or threatened breach of this Agreement or any extension thereof, or any other Agreement, would and could cause Pro Elite to suffer irreparable damage and injury which could not reasonably or adequately be compensated by an award of monetary damages in an action at law. If Fighter breaches or threatens a breach, fails to cure such breach or threatens a breach within 30 days of written notice by Pro Elite, Pro Elite shall be entitled to all available remedies at law and equitable relief including, but not limited to, an injunction against such breach or threatened breach. Fighter hereby waives the right to assert the defense that Pro Elite has an adequate remedy at law to compensate it for its injuries or damages. If Pro Elite files a lawsuit claiming equitable relief, then, to the extent that the court requests the posting of a bond to obtain an injunction for Fighter’s breach, Fighter hereby agrees and stipulates that a bond in the amount of one thousand dollars ($1,000.00 USD) shall suffice and no larger amount is needed, even if this amount does not reflect the actual or potential injury or damages suffered or to be suffered.

41. If Fighter has a good faith belief that Pro Elite has materially breached any material provision of this Agreement, or that Pro Elite has unreasonably failed or refused to perform its material obligations hereunder, then Fighter shall provide Pro Elite with written notice of such alleged breach and shall provide Pro Elite with at thirty (30) days to cure such alleged material breach. If Pro Elite fails to cure the alleged material breach within thirty (30) days of receipt of Fighter’s written notice, then Fighter may seek to terminate this Agreement or any extension thereof and seek redress for any outstanding compensation owed to Fighter hereunder. Fighter hereby expressly accepts and understands that his only recourse or remedy for any alleged material breach by Pro Elite shall be to seek payment for any remaining Bout Purse compensation due to Fighter pursuant to said Compensation provision contained herein, exclusive of and without any potentially applicable Win Bonuses. Notwithstanding any actual material breach by Pro Elite of this Agreement, Fighter shall not be entitled to receive any consequential, incidental, or punitive damages of any sort against Pro Elite.

RIGHT OF NEGOTIATION AND RIGHT TO MATCH

42. At the expiration of the Term of this Agreement or any extension thereof, Fighter agrees to negotiate solely and exclusively with Pro Elite regarding the extension or renewal of the expired Term for a period of ninety (90) days following the expiration of this Agreement or any extensions thereof ("Negotiation Period"). If Pro Elite and Fighter fail to reach agreement on the terms and conditions of an extension of the Term within the Negotiation Period, then Fighter can and may negotiate with another verifiable promotional entity provided, however, that Pro Elite is given the opportunity and the right to match the written terms of any promotional agreement offered to Fighter by such other promotional entity prior to Fighter’s acceptance thereof (“Right to Match”). Pro Elite’s Right to Match shall exist for a period of nine (6) months following the expiration of the aforementioned Negotiation Period (“Right to Match Period”). Fighter shall not and cannot accept any offer or enter into a contract or agreement with any other promotional entity during The Right to Match Period without first complying with this section.

43. Pro Elite shall have seven (7) days to elect to match the written terms of the offer made to Fighter by the other promoter (“Pro Elite’s Matching Terms”). If, however, Pro Elite rejects the terms or Fighter and Pro Elite cannot come to a mutually acceptable agreement on other terms, then Fighter may then accept the offer of the other promoter, without any material modification thereof. If, however, the offer from the other promoter is modified in any material way, such modification shall give rise to another seven (7) day option period for Pro Elite to match the terms of the modified written offer to Fighter.

REPRESENTATIONS AND WARRANTIES

44. Fighter represents and warrants to Pro Elite that the following is true and correct, and that Fighter shall uphold such representations and warranties during the duration of the Term of this Agreement or any extensions thereof: (a) Fighter shall fully prepare and honestly compete to the best of Fighter's abilities in all the Bouts for which Fighter is obligated to perform under this Agreement and any extensions thereto, and that there are no impairments hindering or preventing Fighter from doing so; (b) Fighter is entering into this Agreement on his own free will and understanding and he is not in any manner restricted from entering into this Agreement and will not hereafter enter into any contract, option, or agreement, whether oral or written, which conflicts with the provisions or the grant of rights contained in this Agreement or any extension thereof or which would or could interfere with Fighter's full and complete performance and obligations hereunder or the free and unimpaired exercise by Pro Elite of any of its rights granted herein; (c) there are no legal or professional proceedings, arbitration, mediation, or litigation pending or threatened that would affect Fighter or that would or could interfere with Fighter's full and complete performance hereunder or the free and unimpaired exercise by Pro Elite of any of its rights granted herein; and (d) at the time of entering into this Agreement Fighter is not under the influence of any medication or Controlled Substance that would affect Fighter’s mental state and ability to understand and accept the terms and conditions set forth in this Agreement and that Fighter knows of no disability, whether physical or mental, that would or could prevent Fighter from the fully and completely performing his obligations hereunder.

45. Pro Elite hereby represents and warrants to Fighter that it is a limited liability company duly formed under the laws of the State of New Jersey and that the person executing this Agreement on behalf of Pro Elite is authorized to do so and that Pro Elite is able to perform its promotional and payment obligations arising under this Agreement or any extension thereof, and there are no legal or professional proceedings, arbitration, mediation, or litigation pending or threatened that would affect Pro Elite or that would or could interfere with Pro Elite’s full and complete performance hereunder or the free and unimpaired exercise by Pro Elite of any of its obligations set forth herein.

ASSUMPTION OF THE RISK/RELEASE/INDEMNIFICATION

46. Fighter fully understands and appreciates that the professional sports of mixed martial arts, boxing, or martial arts and engaging in events as an unarmed combatant is an inherently and abnormally dangerous activity that can result in severe and permanent physical or mental injury including, but not limited to, irreversible neurological damage, physical and mental disability, or death. Notwithstanding these and other risks relating to the health and well being of Fighter, Fighter represents that he is a professional in the sport of either mixed martial arts, boxing, and/or martial arts, and Fighter has consciously and knowingly evaluated the inherent foreseen and unforeseen risk associated in these sports and understands and appreciates such risks. Based thereon, Fighter represents and hereby declares that he is physically, mentally, emotionally, intellectually and willingly able to accept and does hereby explicitly accept all foreseen and unforeseen risks associated with participating in mixed martial arts, boxing, and martial arts.

47. For and in consideration of the opportunity to participate in the Bouts set forth in this Agreement and any extension thereof, and with full knowledge and complete knowledge and understanding of the foreseen and unforeseen risks associated therewith, Fighter, for himself, his family, his heirs, assigns, executors, administrators, and all other relevant persons or entities (“Releasing Parties”) hereby irrevocably accepts and agrees to the fact that the Releasing Parties will not file any lawsuit, file any claim or cause of action against Pro Elite or its business affiliates and each of their respective parents or subsidiary entities, affiliates, successors and assigns, and their respective directors, officers, members, managers, owners, employees, agents, contractors, partners, shareholders, or representatives, in their individual and/or corporate capacities (“Released Parties”) for any injury, illness, disability, loss, damage, or harm of any kind whatsoever to Fighter or Fighter’s property or in the event of Fighter’s death, however so caused, resulting from, arising out of, or in connection with Fighter’s preparation for, travel for, participation in, and appearance in any Pro Elite event, Pro Elite Bout, or any activities or events associated therewith.

48. Fighter, with full knowledge and complete assumption of all foreseen and unforeseen risks, and the Releasing Parties hereby forever voluntarily release, discharge, waive and relinquish any and all past, present and future claims or causes of action that they may have against the Released Parties, as the result of any injury, illness, damage, loss or harm to Fighter or Fighter’s property or in the event of Fighter’s death, however so caused, resulting from or arising out of or in connection with Fighter’s preparation for, travel for, participation in, and appearance in any Pro Elite event, Pro Elite Bout, or any activities or events associated therewith. .

49. Based on the aforementioned acknowledgements of Fighter, Fighter hereby irrevocably and unconditionally consents and agrees that any health insurance and accidental death proceeds and benefits provided by Pro Elite under this Agreement, if any, shall and will constitute and be the only rights or benefits that the Releasing Parties may claim or receive for any and all of Fighter’s services performed under this Agreement. ..

50. Fighter shall indemnify, defend and hold Pro Elite and its affiliates, and each of their respective members, managers, directors, owners, officers, employees, representatives, and agents harmless from and against any and all claims, damages, injuries, actions, proceedings, expenses, and fees, including the attorneys' fees, arising from or relating to Fighter or Fighter’s Representatives. Fighter hereby agrees to indemnify and hold Pro Elite and its respective employees, officers, directors, shareholders, partners, agents, licensees and assigns, harmless from and against any liability, claim, cost, damage, or expense (including reasonable outside attorneys’ fees) arising out of or in connection with a breach by Fighter of any representations, warranties or agreements contained in this Agreement and/or any claims brought by The World Fighter, LLC, International Fight League (IFL), and/or Strike Force and their respective parents, subsidiaries and affiliates

INSURANCE

51. If required by the rules and regulations of the Athletic Commission, the governing body or the official authority having jurisdiction over the Bout, Pro Elite will provide Fighter with the appropriate health and accidental death insurance as required by the applicable rule or regulation. Except for the insurance benefits being provided by Pro Elite as described in the section, Fighter, for himself, his heirs, assigns, executors, and administrators agrees to be solely liable for and will bear the responsibility and the full and complete cost of any and all medical treatment and all other costs associated with any injuries resulting from any and all of Fighter’s services under this agreement. Fighter assumes all risks of injuries sustained outside of a Bout promoted by Pro Elite and expressly understands and accepts that any potential insurance policies described in this section shall only provide coverage during the actual Bout Fighter participated as an unarmed combatant and was promoted by Pro Elite under this Agreement or any extension thereof.

52. Pro Elite has the right, at its sole and absolute election, to obtain other forms of insurance relating to Fighter including, but not limited to, insurance against Fighter’s failure appear and participate as an unarmed combatant in a Pro Elite Bout, for the benefit of Pro Elite and in such amounts as Pro Elite desires and believes is necessary. Neither Fighter nor any of Fighter's Representatives shall have any right, title, or interest in such insurance proceeds or benefits, and Fighter and Fighter's Representatives shall cooperate with and assist Pro Elite in obtaining and maintaining such coverage, and assist and cooperate with Pro Elite or the insurance carrier, as required or needed, for Pro Elite’s benefit or collection thereof.

ASSIGNMENT

53. The rights and obligations of Fighter arising from this Agreement and any extension thereof, as well as any Bout Agreement are unique and personal to Fighter and neither the benefits nor the obligations of Fighter hereunder may be assigned, pledged or transferred for any reason whatsoever. Pro Elite shall have the absolute right to assign, license, or transfer any or all of the rights granted to it hereunder without fighter’s consent or approval, however, Pro Elite must obtain fighter’s consent, which cannot be unreasonably withheld, to assign, license, or transfer Pro Elite’s right to promote any bout of fighter.

INDEPENDENT CONTRACTOR STATUS

54. Nothing contained in this Agreement or any extension thereof, shall be construed to make Fighter an employee of Pro Elite or to create an agency relationship between Fighter and Pro Elite. Pro Elite has and shall have no financial interest in the compensation to Fighter, i.e., Fighter’s Bout Purse or Win Bonus, for his performance and participation in a Bout, other than legal obligations or requirements to withhold or offset monies. Pro Elite intends and Fighter acknowledges and accepts that Fighter shall remain and is an independent contractor during the term of this Agreement and any extensions thereto. Fighter shall be and is responsible for his own actions and conduct, as well as his own expenses, whatever they may be including, but not limited to, that of Fighter’s Representatives, training, equipment, professional memberships, sanctioning fees, and medical expenses.

CONFIDENTIALITY

55. The terms and conditions set forth in this Agreement are confidential and private, and Fighter shall not disclose to the contents herein to any third party who is not an employee, agent, attorney, or professional consultant to Fighter and are acting in such capacity for the purpose of negotiating, executing, or enforcing this Agreement. Such disclosure to such persons is on a need-to-know basis and any information with respect to the terms and provisions of this Agreement or any other agreement shall remain confidential and private. Should Fighter need to disclose the terms of this Agreement for any other purpose, written notice must be given to Pro Elite setting forth the purpose of the disclosure, the persons or entities involved, and their acknowledgement of the confidential nature of this Agreement.

CHOICE OF LAW, JURISDICTION, VENUE, ENFORCEMENT

56. For all intents and purposes, this Agreement has been delivered at and shall be deemed to have been made in Los Angeles, California and shall be interpreted in accordance with the laws of the State of California. Pro Elite and Fighter agree that the exclusive jurisdiction and venue for the resolution of, the filing of any lawsuit of, and any dispute arising from or relating to this Agreement shall lie in the Los Angeles County Superior Court for the State of California. Each of the parties hereto irrevocably consents to the service of process in any such proceeding by the mailing of a copy of the summons and complaint by first-class mail to such party in accordance with the notice provisions of this Agreement.

57. If for any legal cognizable reason any provision of this Agreement is found to be illegal, invalid, or unenforceable as to its purpose, such finding shall not make that provision or the Agreement illegal, invalid, or unenforceable as to any other purpose. If such finding is made, the Pro Elite shall have the opportunity to cure or modify the offending provision so that it becomes legal, valid and enforceable or, if not capable of such curing or modification, then such provision shall be considered and understood to be deleted without affecting in any manner whatsoever the legality, validity, or enforceability of any other provision of this Agreement.

58. Any waiver by Pro Elite or Fighter of any breach or default of the terms of this Agreement shall not be deemed to be a waiver of any preceding or subsequent breach or default. For a waiver to be valid and enforceable it must be in writing, specify the breach or default concerned and be signed by the party against whom the waiver is sought to be enforced.

59. In the event that Pro Elite or Fighter retains counsel to enforce or interpret this Agreement any other writing or agreement entered into by and between Pro Elite and Fighter through legal proceedings, mediation, or arbitration, or for the resolution of any conflict or dispute arising from or pertaining to this Agreement or any other writing or agreement entered into by and between Pro Elite and Fighter, the prevailing party shall be entitled to recover from the other party all attorneys’ fees and costs related to such proceedings. It is hereby agreed by and between Pro Elite and Fighter that prior to the filing of a lawsuit in a court of competent jurisdiction for the reasons set forth in this paragraph the parties will first attempt to resolve their dispute through either mediation or arbitration utilizing the services and rules of JAMS of Southern California.

CONTROLLING AGREEMENT

60. Other than Bout Agreement or other Fighter contracts which may be entered into by the parties pursuant to the terms of this Agreement, it is understood or agreed by Pro Elite and Fighter that this Agreement sets forth in full and integrates the entire understanding between Fighter and Pro Elite and supersedes any and all prior or contemporaneous written or oral agreements, negotiations or representations between the parties with respect to the subject matter hereof. This Agreement may not be altered, amended, or discharged by either Fighter or Pro Elite except by a subsequent writing signed by the parties hereto. This Agreement can and may be executed in counterparts, each of which shall be deemed an original and all of which shall collectively constitute one and the same instrument. Facsimile signatures by the parties hereto shall be and are as effective as though an original signature of the party.

61. The provisions of this Agreement are for the sole and exclusive benefit and purpose of Pro Elite and Fighter and their successors and assigns. No third party shall be a beneficiary of or have any rights under this Agreement. Any and all headings of this Agreement are for convenience and reference only and do not constitute a substantive part of this Agreement and shall not be considered for the purpose of interpreting this Agreement. While the parties have jointly negotiated the terms and conditions set forth herein, the parties agree that any ambiguities shall be resolved in good faith by the parties without any reference or blame as to which party may have drafted the provision.

NOTICE AND COMMUNICATION

62. Any notice or other communications given or sent pursuant to this Agreement shall be in writing and shall be deemed given when personally delivered the party, delivered by confirmed facsimile transmission, or five (5) days following the date such notice is mailed postage paid for registered or certified mail, return receipt requested, to the following addresses of Pro Elite and Fighter, and to their respective representatives:

To Pro Elite:
_____________________________
_____________________________

To Fighter:
_____________________________
_____________________________
_____________________________
With copy to:
_____________________________
_____________________________
_____________________________

With a copy to:
_____________________________
_____________________________
_____________________________

A written notice of any change of address or information contained above shall be given to the respective party within three (3) days of any such change.

ACKNOWLEDGEMENT OF LEGAL SIGNIFICANCE

64. Fighter has had the opportunity to consult with an attorney or other representative of Fighter choice regarding this Agreement, and Fighter and such other representative appreciates, understands, and accepts the legal significance and consequences of signing this Agreement. Fighter has not been forced to sign this Agreement against his own free will and Fighter is in fact signing this Agreement for the purposes set forth herein.

(See Last Page)

IN WITNESS HEREOF, the parties hereby execute this Agreement as of the dates set forth below, with the date of the Fighter’s execution constituting the Effective Date of this Agreement.

Pro Elite Inc.

_____________________________
Gary Shaw, President of Live Events
Date: ______________________

FIGHTER

_____________________________
Signature:
_____________________________
Print Name
_____________________________
Social Security No.:
_____________________________
Passport / Identifying No. (Origin)
Date: _______________________

(See Last Page)

EXHIBIT A

While the relationship established and entered into by and between Pro Elite Inc. (“Pro Elite”) and Frank “Shamrock” Juarez (“Fighter”) is an exclusive promotional relationship, and is governed according to the terms and conditions set forth in the Agreement, Pro Elite and Fighter agree that Fighter has a pre-existing commitment to perform in one (1) mixed martial arts event promoted by Strike Force on a date to be determined, but in no event can such Strike Force event take place on or conflict with Pro Elite’s schedule event for which Fighter is participating in on February 10, 2007. Fighter shall keep Pro Elite fully informed as to the status of such pre-existing commitment.

Dated: ______________________

____________________________
Pro Elite Inc.

____________________________
Name and Title

Dated: ______________________

____________________________
Frank Juarez Shamrock